EXHIBIT 10.20
                            ASSET PURCHASE AGREEMENT
                            ------------------------

THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as of the ___ day of December, 2006, by and between the Buyer, as defined below, and the Seller, as defined below.

As used in this Agreement, the term "Buyer" means ERF Bundled Wireless Services, Inc., a wholly-owned Texas subsidiary of ERF Wireless, Inc., a Nevada corporation, ("Parent") with its principal place of business in League City, Texas.

As used in this Agreement, the term "Seller" means Southwest Enhanced Network Services, LP, with its principal place of business at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.

                              W I T N E S S E T H:

WHEREAS, Seller desires to sell substantially all of the assets, customers and contracts of its business operations engaged in providing fixed wireless broadband Internet solutions and bandwidth in the Lubbock, Texas panhandle area and areas in New Mexico as represented by the Seller, commonly known as "The Door to the Internet", excluding all dial-up and DSL Internet components of such business operations and associated dial-up assets (collectively "the Business");

Buyer desires to purchase the Business from Seller, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, Buyer and Seller, in consideration of the mutual promises hereinafter set forth, do hereby promise, and agree as follows:

ARTICLE ONE: ASSETS TO BE PURCHASED

1.1 SUBJECT ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells to Buyer and Buyer hereby purchases from Seller, on the Closing Date, all of Seller's right, title, and interest in substantially all of the assets associated with the Business, including the following:

     o all wireless network infrastructure equipment, including subscriber units, access nodes, backhaul links, radios, antennas, switches, routers and servers with related software, which software is open source with the exception of "steel-belted radius" software which is a box license;

     o all transferable FCC licensed spectrum currently being utilized to provide services to existing wireless broadband customers, including Lubbock National Bank, specifically a 6 GHz Point to Point radio between Opydyke Tower, Lubbock, Texas, and Metro Tower Building, Lubbock, Texas, and 38 GHz Point to Point DS3 radios used as follows:

         - Multiple Lubbock National Bank Locations;
         - Backbone Connection between 50th Street and Metro Tower Building;
         - Christmas Decor (customer connection);
         - Beck Steel (customer connection);

     o all inventory, equipment, goods, documents pertaining to the operations and instruments of the Business;

     o all rights to equipment, tower and office space leases for the Business ("Assumed Leases");

     o all transferable customer and contractual rights held by the Business, including ISP Subscriber Agreements, all Design Agreements, Equipment Purchase Agreements, Internet Access and Monitoring and Maintenance Agreements with customers with fixed wireless broadband;

     o all general intangibles (including trademarks, trade names and symbols used in connection with The Door to the Internet), but any trade secrets, intellectual property, and general intangibles of Windstream Corporation, or its subsidiaries and/or affiliates, are expressly excluded, including ownership, registration, and any related extensions for the following domain names: door.net, hubofthe.net, odsy.net, lookingglass.net, roswell.net, ruidoso.org, and trailnet.net;

     o all work in progress, and all other contracts and agreements relating to the Business;

     o all transferable equipment and software related to the Business, excluding any billing systems or informational systems utilized by Windstream Corporation or any of its affiliates;

     o    Ten vehicles utilized by the Business, a list of which is attached as
          Exhibit 2.

     o all Internet address space registered with the American Registry for Internet Numbers, ("ARIN") by "The Door to the Internet" that is transferable according to the rules, regulations or procedures promulgated by ARIN;

     o a fiber optic cable route, that is both aerial and buried, that spans approximately 37 miles from Lubbock, Texas, to Oakley, Texas;

     o all legally assignable government permits, licenses and certifications for the Business ("Governmental Permits"); and

     o all documents, files and records containing technical support, all additions, accessions and substitutions thereto and other information pertaining to the Business in Seller's possession or control.

All of the assets being purchased by Buyer as described in this Paragraph 1.1 are hereinafter referred to as the "Subject Assets." The Buyer and Seller specifically agree that Subject Assets do not include any dial-up or DSL internet customers of Seller or any records, documents, or licenses associated with the dial-up internet services provided by Seller. Seller is retaining all dial-up customers and the dial-up operations and any assets associated with the dial-up operations, unless the assets are shared assets used to provide wireless and dial-up services ("Shared Assets"). Shared Assets are considered Subject Assets, except that the following Shared Assets will be retained by Seller and are specifically excluded from the Subject Assets: 1) Nortel CVX RAS, Cisco 7206 router used by the RAS server, Riverstone RSS800 used by the RAS server, all associated cables, and any other equipment utilized by Seller located in the Metro Tower Building, Third Floor, Lubbock, Texas; 2) RAS server located in Alamogordo, New Mexico; 3) RAS server in Roswell, New Mexico; 4) one Dell accelerator proxy server located in the Metro Tower Building, Nineteenth Floor, Lubbock, Texas; and 5) any web-hosting servers at any current location utilized by Seller.

The parties acknowledge that 19 Assumed Leases for tower, office space, or equipment require consent for assignment. If consent cannot be obtained for assignment of these Assumed Leases, the lease(s) shall not be a Subject Asset and, subject to Section 2.2, Seller agrees to retain said lease(s). As set forth herein, Seller shall use Commercially Reasonable Efforts to obtain necessary consents to assignment within 60 days of the Closing Date. With respect to each Assumed Lease, Seller and Buyer shall execute an Assignment and Assumption of Lease in the same or substantially the same form of Exhibit 3, attached hereto and incorporated herein.

The parties agree that current wireless customers with email addresses containing any of the domain names door.net, hubofthe.net, odsy.net, lookingglass.net, roswell.net, ruidoso.org, and trailnet.net, which are specifically excluded from the Subject Assets, may continue to use said email addresses from the Closing Date until June 30, 2007, during which time period Buyer will convert current wireless customers to email addresses provided by Buyer. Buyer acknowledges that it has no ownership rights to the domain names at any time and that access to said email domains will be withdrawn by Seller on June 30, 2007, at 12:01a.m., and Seller has no obligation to grant any extensions beyond said date and time.

Documentation that will be provided pursuant to this Agreement will include copies of the following books, records, manuals and other materials in any tangible form to the extent relating to the Business and/or the Subject Assets in Seller's possession or control:

records relating to customers that are parties to any contracts, records relating to vendors, and all other books, records, files, correspondence, documents and information owned by Seller relating to the Business, however maintained or stored (collectively, the "Records"), it being understood that the Seller may cause to be deleted confidential information that does not relate to the Subject Assets or the Business. The Records are made available without representation by Seller or recourse to Seller, and Buyer relies on such information at its own risk. Without limiting the generality of the foregoing, Buyer acknowledges that Seller has made no representations (express or implied) regarding the accuracy of the Records provided by Seller, the qualifications of the parties preparing such information, or the conclusions set forth therein.

1.2 PURCHASE PRICE; PAYMENT OF PURCHASE PRICE. In addition to the Assumed Liabilities described below, the aggregate consideration for the Subject Assets (the "Purchase Price") shall be the amount equal to $1.00 (the "Purchase Price").

1.3 PAYMENT TERMS. The Purchase Price will be payable to Seller by Buyer on the Closing Date.

1.4 ASSUMED LIABILITIES. As partial consideration for the Subject Assets, Buyer will assume and agree to pay or perform all of the: (i) liabilities and obligations arising in connection with the Business, including all Assumed Leases, except for the ones specifically excluded below; (ii) all of the contracts and agreements associated with the Business assigned to Buyer, including ISP subscriber contracts and utilities in effect pertaining to the Business, and maintenance agreements in existence with all wireless customers;
(iii) certain billings in excess of earnings (customer prepayments) and (iv) liabilities for any interruption of service to customers that occurs when the Subject Assets are transferred to Buyer or in any conversion process pursued by Buyer and Seller as part of the transfer of the Subject Assets (hereinafter "Assumed Liabilities"). Buyer shall not assume or be obligated under, or become liable for, any debt, liability, or obligation whatsoever of Seller or the Business arising out of:

(i) any tax liability or obligation relating to transactions or periods prior to and including the Closing Date (but excluding any sales, use, transfer or other tax obligation resulting from the transactions contemplated by this Agreement, which Buyer hereby agrees to be responsible for);
(ii) any liability or obligation to Seller's employees whatsoever, whether for salaries and wages, sick pay, or any other employee benefit and whether relating to the termination of their employment or otherwise arising, relating to periods prior to and including the Closing Date;
(iii) any liability or obligation arising out of the lawsuit filed by Thomas K. Payne, The Door to the Internet, Inc., and Internet Holdings, Inc., against Seller, in the 72nd District Court of Lubbock, Texas; or
(iv) any Assumed Lease that cannot be assigned due failure to obtain the necessary Lessor consent to the assignment (hereinafter collectively "the Retained Liabilities").

Regarding current employees, Buyer agrees to adhere to arrangements made with Seller's current employees regarding continued employment and severance benefits, specifically:

     o 6 employees, previously identified to Buyer by Seller, have been offered employment with the Business through 2/1/07, and Buyer agrees to utilize employees until said date;
     o 8 employees, previously identified to Buyer by Seller, have been offered employment with the Business through 3/1/07, and Buyer agrees to utilize employees until said date;
     o    All employees to receive four weeks of severance pay;
     o Richard Garner, Supervisor-IT, to receive four weeks of severance pay and retention bonus;
     o All employees eligible for Standard Severance Benefits, including but not limited to, 2007 vacation payout, COBRA benefit continuation, and outplacement Assistance.

     Employees will remain Seller's employees and will be eligible for all above mentioned benefits provided they work until the above-referenced release dates. Buyer agrees to only utilize current employees for work performed in the ordinary course of the Business until said release dates. These arrangements do not constitute Assumed Liabilities on the part of the Buyer. Further, Buyer may contact current employees regarding continued employment with Buyer to commence after the employee's release date defined above, unless said employee chooses to leave prior to his/her release date.

The intention of the parties is that Seller will have no further liability or obligation regarding the Business, except for the Retained Liabilities, after the Closing Date, and Buyer agrees to indemnify, protect and hold harmless Seller and its affiliates and their respective members, managers, shareholders, directors, officers, employees and agents from any and all damages, losses, actions, demands, judgments, costs, expenses, claims or other liabilities arising out of Seller's operation of the Business prior to the Closing Date.

ARTICLE TWO: CLOSING
--------------------

2.1 TIME AND PLACE OF CLOSING; CLOSING DELIVERIES. The closing of the purchase and sale contemplated herein shall take place at 1:00 p.m., on December 15, 2006, at Buyer's offices, located at League City, Texas, or, if the parties desire, by courier service and facsimile/email at a time and date as the parties may agree upon. The date of closing is referred to herein as the "Closing Date."

2.2 SELLER'S OBLIGATIONS. The obligations of Seller include:

Seller shall pay Buyer $825,000 ("the Assumption Cost"); with $500,000 due at Closing and the remaining $325,000, due on February 28, 2007, as consideration for the Buyer agreeing to accept the Assumed Liabilities set forth in Section
1.4. The amount of the Assumption Cost is based on the intention of the parties that all of the Assumed Leases requiring consent for assignment will be properly assigned with the Buyer assuming all obligations thereunder. Seller shall use Commercially Reasonable Efforts to obtain all necessary written consents to assignment within 60 days after the Closing Date. For each Assumed Lease for which consent is not obtained, the Assumption Cost shall be reduced accordingly and as pursuant to the Total Amount Column Exhibit 1. As consents are obtained post-Closing Date, Buyer shall, at Seller's request, execute the Assignment and Assumption of Lease in the same or substantially the same form attached hereto as Exhibit 3.

Further, for any Assumed Lease not requiring consent to assignment, Buyer agrees to be responsible for lease payments under the Assumed Leases immediately upon execution of this Agreement and agrees to execute the Assumption and Assignment of Lease, attached hereto, contemporaneously with this Agreement. For any Assumed Lease requiring consent, Seller agrees to be responsible for lease payments until consent to assignment is obtained. Buyer agrees to immediately execute the Assignment and Assumption of Lease when the consent to assignment is provided.

On or before the Closing Date, Seller shall provide Buyer with actual or constructive physical possession of the Subject Assets and the Records, except as expressly excluded herein. Seller's obligations are specifically contingent upon Buyer complying with Section 4.2 herein regarding Cooperation and the parties entering into a mutually acceptable change control process agreement that prohibits any changes to systems, access or services affecting dial-up and web-hosting services retained by the Seller during the transfer of the Subject Assets or until February 28, 2007, whichever period is longer. The agreement must be entered into within 30 days of the Closing Date, and will be attached as
Exhibit 4 to this Agreement and incorporated herein upon execution.

ARTICLE THREE: WARRANTIES AND REPRESENTATIONS OF BUYER AND SELLER
-----------------------------------------------------------------

3.1 SELLER'S WARRANTIES AND REPRESENTATIONS.

Seller hereby warrants and represents to Buyer that:

The individual signing this Agreement on behalf of Seller has the authority to bind the Seller to the agreements set forth herein. Seller makes no representations regarding the Subject Assets and BUYER ACKNOWLEDGES THAT BUYER IS NOT RELYING ON ANY WRITTEN, ORAL, IMPLIED OR OTHER REPRESENTATIONS, STATEMENTS OR WARRANTIES BY SELLER OR ANY AGENT OF SELLER. ALL PREVIOUS WRITTEN, ORAL, IMPLIED OR OTHER STATEMENTS, REPRESENTATIONS, WARRANTIES OR AGREEMENTS, IF ANY, ARE MERGED IN THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER SHALL HAVE NO LIABILITY TO BUYER, AND BUYER HEREBY RELEASES SELLER FROM ANY LIABILITY (INCLUDING CONTRACTUAL AND/OR STATUTORY ACTIONS FOR CONTRIBUTION OR INDEMNITY), FOR, CONCERNING OR REGARDING (1) THE NATURE AND CONDITION OF THE SUBJECT ASSETS, INCLUDING THE SUITABILITY THEREOF FOR ANY ACTIVITY OR USE; OR
(2) THE COMPLIANCE OF THE SUBJECT ASSETS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY. THE FOREGOING INCLUDES A RELEASE OF

SELLER FROM CLAIMS BASED ON SELLER'S NEGLIGENCE IN WHOLE OR IN PART AND CLAIMS BASED ON STRICT LIABILITY. SELLER HAS NOT MADE, DOES NOT MAKE AND EXPRESSLY DISCLAIMS, ANY WARRANTIES, REPRESENTATIONS, COVENANTS OR GUARANTEES, EXPRESSED OR IMPLIED, OR ARISING BY OPERATION OF LAW, AS TO THE MERCHANTABILITY, HABITABILITY, QUANTITY, QUALITY OR ENVIRONMENTAL CONDITION OF THE SUBJECT ASSETS OR THEIR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

BUYER AFFIRMS THAT PRIOR TO CLOSING BUYER SHALL HAVE (i) INVESTIGATED AND INSPECTED THE SUBJECT ASSETS, TO THE BEST OF ITS ABILITY AND IS SATISFIED WITH THE CONDITION OF THE SUBJECT ASSETS OR WHAT COULD BE LEARNED ABOUT THE SUBJECT ASSETS, AND (ii) MADE ITS OWN DETERMINATION AS TO (a) THE MERCHANTABILITY, QUANTITY, QUALITY AND CONDITION OF THE SUBJECT ASSETS, AND (b) THE SUBJECT ASSETS' SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE. BUYER HEREBY ACCEPTS THE SUBJECT ASSETS IN THEIR PRESENT CONDITION ON AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS", INCLUDING ENVIRONMENTAL, BASIS AND ACKNOWLEDGES THAT (i) WITHOUT THIS ACCEPTANCE, THIS SALE WOULD NOT BE MADE, AND (ii) THAT SELLER SHALL BE UNDER NO OBLIGATION WHATSOEVER TO UNDERTAKE ANY REPAIR, ALTERATION, REMEDIATION OR OTHER WORK OF ANY KIND WITH RESPECT TO THE SUBJECT ASSETS. IF THE CLOSING OCCURS, BUYER AND ITS SUCCESSORS AND ASSIGNS HAVE, AND SHALL BE DEEMED TO HAVE, ASSUMED ALL RISK AND LIABILITY WITH RESPECT TO THE PRESENCE OF TOXIC OR HAZARDOUS SUBSTANCES, MATERIALS OR WASTES OR OTHER ACTUAL OR POTENTIAL ENVIRONMENTAL CONTAMINATES, WHETHER KNOWN OR UNKNOWN, APPARENT, NON-APPARENT OR LATENT, AND WHETHER EXISTING PRIOR TO, AT OR SUBSEQUENT TO TRANSFER OF THE SUBJECT ASSETS TO BUYER. SELLER IS HEREBY RELEASED BY BUYER AND ITS SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL RESPONSIBILITY, LIABILITY, OBLIGATIONS AND CLAIMS, KNOWN OR UNKNOWN, INCLUDING (1) ANY OBLIGATION TO TAKE THE SUBJECT ASSETS BACK OR REDUCE THE PRICE, OR (2) ACTIONS FOR CONTRIBUTION OR INDEMNITY, THAT BUYER OR ITS SUCCESSORS AND ASSIGNS MAY HAVE AGAINST SELLER OR THAT MAY ARISE IN THE FUTURE. BUYER FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY EXPLAINED TO BUYER AND THAT BUYER FULLY UNDERSTANDS AND ACCEPTS THE SAME. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING DATE.

There is no other pending litigation involving Seller or the Business, except the lawsuit referenced above, and there are no potential claims which have not yet been filed of which Seller has been placed on notice.

3.2 BUYER'S WARRANTIES AND REPRESENTATIONS. Buyer hereby warrants and represents to Seller that:

The individual signing this Agreement on behalf of Buyer has the authority to bind the Buyer to the agreements set forth herein.

Buyer has the financial wherewithal, ability and expertise to immediately operate the Business on a going forward basis in substantially the same manner as the Business has historically operated.

ARTICLE FOUR: ADDITIONAL COVENANTS
----------------------------------

4.1 COMMERCIALLY REASONABLE EFFORTS. "Commercially Reasonable Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Commercially Reasonable Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the contemplated transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

4.2 COOPERATION. Seller shall cooperate with Buyer and use Commercially Reasonable Efforts to cause respective officers, employees, and representatives, if any, of Seller to cooperate with Buyer after the Closing Date to facilitate the orderly transition of the Business and the Subject Assets to Buyer and to minimize any disruption to the Business that might result from the transactions contemplated hereby. Buyer shall cooperate with Seller and allow Seller access to office space and equipment until February 28, 2007, to allow Seller to migrate, including migration for any Shared Assets, existing web-hosting and dial-up services and dial-up customers to existing facilities owned or operated by Seller, its parent company, Windstream Corporation, an affiliate, or a third party. Buyer shall cooperate with Seller and provide to Seller, at Seller's request, any documents or information needed for the Retained Liabilities. This duty to cooperate regarding information required for the Retained Liabilities survives the Closing Date and February 28, 2007.

4.3 EXECUTION OF ADDITIONAL DOCUMENTS. From time to time, as and when requested, the parties shall execute and deliver, or cause to be executed and delivered, all such mutually acceptable documents and instruments of conveyance and shall take, or cause to be taken, all such mutually acceptable actions as are necessary to consummate the transactions contemplated by this Agreement and to convey, assign, transfer and deliver to the other any of the properties or assets intended to be conveyed, assigned, transferred and delivered pursuant to this Agreement.

4.4 INDEMNIFICATION. To the extent allowed by law, the parties to this Agreement hereby release and agree to indemnify, defend, protect and hold harmless the other, its employees, officers, directors, agents, shareholders and affiliates, from and against liability for:

                  4.4.1 Any third party claims for injury, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent any such third party injury, loss or damage arises out of or results from the acts or omissions, negligent or otherwise, of the indemnifying party, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement; and
                  4.4.2 Any third party claims, liabilities or damages arising out of any violation by the indemnifying party of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement.
                  4.4.3 Nothing contained herein shall operate as a limitation on the right of either party to this Agreement hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the Business; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.

4.5 LIMITATION OF LIABILITY. Notwithstanding any provision of this Agreement to the contrary, in no event shall either party to this Agreement be liable to the other party for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising out of, or in connection with the Business, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers, whether occasioned by any repair or maintenance performed by, or failed to be performed by, any party to this Agreement, or any other cause whatsoever, including, without limitation, breach of contract, breach of warranty, negligence, or strict liability. No claims for damages with respect to this Agreement may be made more than (2) two years after the date that the event giving rise to such claim is known or reasonably should have been known to the person or entity making such claim; and no claim for indemnification under Section 4.4 of this Agreement may be made more than (2) two years after the first notice of any claim received by the party claiming under such indemnification provision.

4.6 CONFIDENTIALITY. Buyer covenants that it will not, until the Closing Date, disclose the existence of this Agreement and its terms to any person, except to its respective directors, officers, employees, attorneys and advisors, who are directly involved in the Buyer's obligations under this Agreement. Buyer agrees that it will not make, and will use its best efforts to ensure that the foregoing parties do not make any public announcement of this Agreement or the transactions contemplated herein until the Closing Date, without the prior written consent of Seller, which consent may be withheld by Seller, at Seller's option, unless such announcement is necessary to comply with applicable law. After the Closing Date, neither party shall issue a press release disclosing the Purchase Price or the Assumption Cost. This obligation survives the Closing Date.

4.7 ASSIGNMENT. Neither party shall assign or otherwise transfer this Agreement in whole or in part without the other party's prior written consent.

4.8 BROKERS. Each party represents and warrants to the other that no brokers or finders have been engaged by it in connection with the transaction contemplated by this Agreement or, to its knowledge, is in any way connected with this transaction. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement, then each party shall indemnify, save and hold harmless and defend the other party from and against such claim if it shall be based upon any statement or representation or agreement made by or allegedly made by the indemnifying party. This indemnity shall survive the Closing Date or termination of this Agreement.

4.9 ORAL AGREEMENTS WITH THIRD PARTIES. Buyer acknowledges that Seller may have certain agreements with individuals or entities relating to equipment necessary to operate the Business placed on property owned by the individuals or entity. To its knowledge, Seller has no written documentation regarding these agreements, and Buyer agrees that it will be responsible for identifying the individuals or entities with whom the agreements were made; notifying these individuals or entities of the transfer of ownership of the equipment in question; entering into any written agreements for future use of property owned by the individuals or entities; and deciding what "credits" should be issued to the individuals or entities in exchange for use of property. Seller agrees to use Commercially Reasonable Efforts to provide to Buyer within 30 days after the Closing Date all information that it possesses regarding these oral agreements. These oral agreements shall not constitute Retained Liabilities.

ARTICLE FIVE: MISCELLANEOUS

5.1 EXPENSES. The parties hereto shall pay their own expenses, including accountants' and attorneys' fees, incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement. Buyer shall be liable for and shall pay and discharge when due any sales or transfer taxes incurred in connection with the purchase and sale of the Subject Assets pursuant to this Agreement.

5.2 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, beneficiaries, successors and permitted assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their permitted successors or assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

5.3 SEVERABILITY. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

5.4 APPLICABLE LAW. This Agreement in all respects, including as to its validity, interpretation, enforcement and effect, shall be governed by the Laws of the State of Texas.

5.5 ALLOCATION OF PURCHASE PRICE. Buyer and Seller will cooperate to determine, in accordance with applicable U.S. Treasury regulations promulgated under
Section 1060 of the U.S. Revenue Code, as amended, and other applicable tax laws, rules or regulations, the allocation of the Purchase Price, Assumption Cost, and Retained Liabilities, among the Subject Assets as of the Closing Date. Each party will file all tax returns and information reports, including IRS Form 8594, in a manner consistent with such agreed allocation. This obligation shall survive the Closing Date.

5.6 RE-BRANDING. Within 30 days of the Closing date, Buyer agrees to remove any reference to the Seller, parent company for Seller, Windstream Corporation, or any affiliate, from any of the Subject Assets.

5.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

ARTICLE SIX: DEFAULT
--------------------

6.1 SELLER BREACH/DEFAULT. In the event Seller shall fail to timely convey the Subject Assets to Buyer in accordance with this Agreement for any reason except Buyer's default, or shall otherwise fail to comply with its obligations hereunder, Buyer's sole and exclusive remedy, whether at law or in equity, shall be to terminate this Agreement. Notwithstanding the foregoing, Seller shall have 30 days, after Buyer's written notice of Seller's default of any provision of this Agreement, (other than Seller's failure to close [not resulting from Buyer's default]) to cure said default.

6.2 BUYER BREACH/DEFAULT. In the event Buyer fails to purchase the Subject Assets in accordance with this Agreement for any reason other than Seller's default hereunder, or fails to comply with its obligations hereunder, Seller shall have the right, as Seller's sole and exclusive remedy, to terminate this Agreement and withhold payment of the Purchase Price or Assumption Cost, or seek return of the Assumption Cost. Notwithstanding the foregoing, Buyer shall have 30 days, after Seller's written notice of Buyer's default of any provision of this Agreement (other than Buyer's failure to close [not resulting from Seller's default] or to pay any sum due hereunder) to cure said default.

ARTICLE SEVEN: NOTICE PROVISIONS
--------------------------------

All notices and communications concerning this Agreement shall be addressed to the other Party as follows:

IF TO SOUTHWEST ENHANCED NETWORK SERVICES, LP:

Southwest Enhanced Network Services, LP
Attn:  John Fulbright
4001 Rodney Parham Road
Little Rock, Arkansas 72212
Mailstop:  B1F03-1324B
Telephone: 501.748.5267

With a copy to:

Windstream Communications, Inc.
Legal Department
4001 Rodney Parham Road
Little Rock, Arkansas 72212
Mailstop: B1F03-71A
Facsimile:  501.748.5172

IF TO ERF BUNDLED WIRELESS SERVICES, INC.:

ERF Bundled Wireless Services, Inc.
Attn:  R. Greg Smith
2911 South Shore Boulevard, Suite 100
League City, Texas 77573
Telephone:  281.866.0805

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.


                                 BUYER
                                 ERF Wireless, Inc., a Texas corporation
                                 ("Parent")

                                 By: _______________________________
                                 Name: Dr. H. Dean Cubley
                                 Title:  Chairman & CEO

                                 ERF Bundled Wireless Services, Inc., a Texas corporation
                                 ("Buyer")


                                 By: _______________________________
                                 Name: R. Greg Smith
                                 Title:  President

                                 SELLER
                                 Southwest Enhanced Network Services, LP
                                 By: Valor Telecommunications Enterprises, LLC, General Partner for Seller
                                 By: ______________________________
                                 Name:  ___________________________
                                 Title: _____________________________